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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
MORTON INDUSTRIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MORTON INDUSTRIAL GROUP, INC.
1021 WEST BIRCHWOOD
MORTON, ILLINOIS 61550

May 2, 2003

DEAR MORTON INDUSTRIAL GROUP SHAREHOLDER:

        You are cordially invited to attend the Annual Meeting of the Shareholders of Morton Industrial Group, Inc., to be held at 10:00 a.m. Eastern Daylight Savings Time on Tuesday, June 10, 2003, at The Carolina Inn, 211 Pittsboro Street, Chapel Hill, North Carolina 27516.

        The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. The 2002 Annual Report accompanies this Proxy Statement.

        It is important that your shares be represented at the meeting regardless of the size of your holding. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card.

Sincerely,

William D. Morton Chairman, President and Chief Executive Officer

MORTON INDUSTRIAL GROUP, INC.
1021 WEST BIRCHWOOD
MORTON, ILLINOIS 61550

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders of Morton Industrial Group, Inc.:

        The Annual Meeting of the Shareholders of Morton Industrial Group, Inc. (the "Company") will be held at The Carolina Inn, 211 Pittsboro Street, Chapel Hill, North Carolina 27516, on Tuesday, June 10, 2003, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.
To elect three directors to serve for one-year terms until the Annual Meeting of Shareholders in 2004.

2.
To consider and act upon a proposal to ratify the selection of KPMG LLP as independent auditors for the Company for 2003.

3.
To transact such other business as may properly come before the meeting in connection with the foregoing or otherwise.

        The Board of Directors has fixed the close of business on April 18, 2003, as the date for the purpose of determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder during regular business hours for a period of ten days prior to the meeting at the offices of the Company at 1021 West Birchwood, Morton, Illinois 61550.

        If you do not expect to attend the meeting in person, please fill in, sign, date and return the enclosed proxy in the accompanying envelope.

By Order of the Board of Directors,

Daryl R. Lindemann Secretary

MORTON INDUSTRIAL GROUP, INC.
1021 WEST BIRCHWOOD
MORTON, ILLINOIS 61550

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 10, 2003

        The Board of Directors of Morton Industrial Group, Inc., (the "Company"), is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders. The meeting will convene at The Carolina Inn, 211 Pittsboro Street, Chapel Hill, North Carolina 27516, on Tuesday, June 10, 2003, at 10:00 a.m. Eastern Daylight Savings Time, or at any adjournment of the meeting.

        When you have properly executed the enclosed proxy and the Company's Secretary has received it before the meeting, the persons designated as your proxies will vote the proxy (if you have not revoked it) in accordance with your directions on it. If you return your proxy without providing directions, the persons holding your proxy will vote it for each nominee for election as a director and for the proposal to ratify the selection of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2003. If any other matter comes before the Annual Meeting upon which a vote may properly occur, the persons holding your proxy will vote your shares in their discretion.

        You may revoke your proxy at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy, or by submitting a personal ballot at the meeting.

        The first date on which we are mailing this proxy statement and enclosed form of proxy to you and the Company's other shareholders is on or about May 2, 2003.

        Outstanding Shares.    As of the close of business on April 18, 2003, the record date for determining shareholders entitled to vote at the annual meeting, the Company had issued and outstanding 4,460,457 shares of Class A common stock and 200,000 shares of Class B common stock (together, the "Common Stock").

        Each share of Class A common stock has one vote per share on matters to be voted upon at the Annual Meeting. Each share of Class B common stock has 3.6636 votes per share on the same matters. The shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of the shareholders.

        By virtue of his Common Stock ownership and proxies granted him by or on behalf of the persons listed in Notes 3 through 8 to "Principal Shareholders of the Company" of this proxy statement, Mr. William D. Morton, the Company's Chairman, President, and Chief Executive Officer controls approximately 66.7% of the voting power of the issued and outstanding shares of Common Stock on matters requiring the vote of shareholders other than in the case of the proxies identified in Notes 3 through 5 in "Principal Shareholders of the Company":

  •
  the liquidation of the Company;

  •
  the sale of all or substantially all of the assets of the Company; and

  •
  the merger or consolidation of the Company if immediately thereafter our shareholders (including Mr. Morton) do not hold the power to vote at least 60% of the votes entitled to elect directors of the company surviving the merger or consolidation.

        In these three instances, the shares of issued and outstanding Common Stock currently held by Mr. Morton or that he may vote pursuant to the proxies identified in Notes 6, 7 and 8 of "Principal Shareholders of the Company" would constitute approximately 42.6% of the voting power of the issued and outstanding shares of Common Stock.

        For further information about the voting rights of the Class A common stock and the Class B common stock, see Appendix A to this proxy statement.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

        Our Board of Directors has five seats. Currently, and since the 2002 Annual Meeting, there are three serving members and two vacancies on the Board of Directors. The serving diretors have not identified any individuals to fill the vacancies but intend to continue exploring possibilities. The Board of Directors recommends that shareholders elect the three continuing directors to hold office for a one-year term until the 2004 Annual Meeting or until their successors are selected and qualified. You can use the enclosed proxy to vote for election of the three continuing directors named below. If any nominee becomes unavailable for election as a director, the persons named as proxies in your proxy will vote your proxy in favor of that original nominee for the substitute nominee recommended by the Board of Directors.

        If shareholders holding at least a majority of the voting power of the Common Stock are present at the meeting, the vote of a majority of that voting power will elect the directors. Mr. Morton has advised us that he will vote the shares he votes in favor of the election of all of the named directors. Mr. Morton's vote assures the election of the named directors.

        The age, any position with us, period of service as a director, business experience during the past five years, and directorships in other public companies as of April 18, 2003, for each of the nominees for election are:

        William D. Morton, 55, served as Chairman, Chief Executive Officer, President and a director of Morton Metalcraft Co. from 1989 until its merger into Morton Industrial Group, Inc. in 1998. At that time, he became Chairman, Chief Executive Officer, President and a director of Morton Industrial Group, Inc.

        Fred W. Broling, 67, has retired as Chairman of the Board and Chief Executive Officer of US Precision Glass Company, a position he held from 1998 - 2002. He served as Chairman of the Board and Chief Executive Officer of Plastics Specialties and Technologies, Inc. from 1983 to 1998 and PureTec Corporation from 1995 to 1998. Mr. Broling became a director of Morton Metalcraft Co. in 1989, and upon conclusion of the merger, a Morton Industrial Group, Inc. director. Mr. Broling is a member of our Audit Committee and our Compensation and Stock Option Committee.

        Mark W. Mealy, 45, has been a Managing Director since 1989 at Wachovia Securities, Inc. and its predecessors Mr. Mealy became a director of Morton Metalcraft Co. in 1995, and upon conclusion of the merger, a Morton Industrial Group, Inc. director. Mr. Mealy is a member of our Audit Committee and our Compensation and Stock Option Committee.

        Our Board of Directors met four times during 2002 and acted by unanimous written consent on nine decisions. All of our Directors participated in 75% or more of the meetings of the Board of Directors and the Committees of the Board on which they served, with the exception of Alfred R. Glancy III, who did not participate in the one Board meeting held before his resignation, and Willem F.P. deVogel, who did not participate in two of the three Audit Committee meetings held before his term as director expired at the 2002 Annual Meeting.

        Our Board of Directors has an Audit Committee and Compensation and Stock Option Plan Committee, but does not have a standing nominating committee. Pursuant to its charter, the Audit Committee reviews matters relating to the quality of financial reporting and internal accounting controls, selects our independent auditors, and reviews their independence and the extent and results of their audits. The Audit Committee met four times in 2002. (The report of the Audit Committee appears at page 15 of this Proxy Statement.) The duties of the Compensation and Stock Option Plan Committee include review and approval of the compensation of officers and administration of our stock option plan. The Compensation and Stock Option Plan Committee met once in 2002 and also acted once by unanimous written consent. (The report of the members of this Committee begins at page 12 of this Proxy Statement.)

        Compensation of Directors.    We did not compensate our directors in 2002.

        Executive Officers.    During 2002, our executive officers were Mr. Morton, Daryl R. Lindemann, and Thomas D. Lauerman.

        Mr. Lindemann, age 48, has served as our Secretary since January 1998. He became the Vice President of Finance & Support Services of Morton Metalcraft Co. on July 1, 2001, after serving as its Chief Financial Officer from January 1, 2000 to July 1, 2001. Between September 1, 1998, and January 1, 2000, Mr. Lindemann was our Vice President of Business Development and Acquisitions. During the rest of 1998 following the Merger, he served as our Vice President of Finance and Treasurer. He joined Morton Metalcraft Co. in 1990 as Vice President of Finance, Treasurer, and Secretary and held the same positions in Morton before the Merger.

        Mr. Lauerman, age 48, joined us in August 1998 as Vice President of Finance and Treasurer. Mr. Lauerman has over twenty years experience in finance and administrative functions in manufacturing. Prior to joining the Company, he served as Chief Financial Officer and Vice President, Administration, of Rexworks, Inc., a manufacturer of environmental and construction equipment, beginning in March 1994. Mr. Lauerman is a certified public accountant. Effective February 28, 2003, Mr. Lauerman resigned his position with us to begin employment with another company. Mr. Lauerman will continue to serve the Company as a consultant for three years. Mr. Lauerman was replaced by Rodney B. Harrison, for whom biographical information is provided in Note 7 to the Principal Shareholders table immediately below.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

        The following sets forth certain information regarding the beneficial ownership of our Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share (with the Class A common stock and the Class B common stock being referred to as the "Common Stock"), as of April 18, 2003, by (i) all our shareholders who own more than 5% of our Common Stock, (ii) each director who is a shareholder, (iii) our executive officers who are shareholders, and (iv) all directors and executive officers as a group, as determined in accordance with Rule 13(d) under the Securities Exchange Act of 1934. William D. Morton, our Chairman, President and Chief Executive Officer, currently has the ability to cast 66.7% of our shareholder votes on most matters. (This percentage becomes 68.8% if all options exercisable within 60 days in which Mr. Morton has a beneficial interest are counted.) See notes (2) through (8) below. The address for each of our directors and executive officers is 1021 West Birchwood, Morton, Illinois 61550.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percentage of Outstanding Shares Of Common Stock(1)
William D. Morton	3,279,964	(2)(3)(4)	65.5%
Three Cities Holdings Limited 650 Madison Avenue, 24th Floor New York, New York 10022	851,456	(3)(4)(5)	18.3%
Fred W. Broling	177,778	(6)	3.8%
Rodney B. Harrison	4,967	(7)	*
Daryl R. Lindemann	127,770	(8)	2.7%
Mark W. Mealy	110,240	(6)	2.4%
All directors and executive officers as a group (5 persons)	3,279,964		65.5%

*
less than 1%.

(1)
For the purposes of the computation of percentages of our Common Stock presented in this table, a holder is deemed to beneficially own all shares that the holder may acquire upon the exercise of options held by the holder if the options are exercisable within 60 days. Such shares that the holder may acquire (but no shares that any other holder may acquire upon the exercise of options held by such other holder) are deemed to be outstanding.

(2)
Mr. Morton is the holder of record of 1,283,990 shares of Class A common stock and 100,000 shares of Class B common stock. His directly owned Class A and Class B shares constitute 29.7% of the issued and outstanding Common Stock and 31.8% of the voting power of the issued and outstanding Common Stock.

(3)
As described below, Mr. Morton has beneficial ownership of 1,546,754 shares or 33.2% of the outstanding shares of Common Stock by virtue of certain proxies granted to him. 100,000 of the shares directly owned by Mr. Morton and 86,164 of the shares held by Three Cities Holdings Limited are shares of Class B common stock. The remainder are shares of Class A common stock. Based on the number of shares outstanding as of April 18, 2003, each share of Class B common stock will have 3.6636 votes at the annual meeting. For a description of how we determine the number of votes for a share of Class B common stock and the cap on the number of votes a Class B share may have, see Appendix A to this proxy statement. Three Cities Holdings Limited and certain of its affiliates have granted Mr. Morton a proxy to vote the shares of Common Stock, including Class B common stock, held by them on most matters. The shares of Class A common stock and Class B common stock held by Mr. Morton and Three Cities Holdings Limited and its affiliates are subject to certain transferability and conversion restrictions pursuant to a shareholders agreement. See "Certain Relationships and Related Transactions—Shareholders Agreement" for a description of this proxy and the related shareholders agreement. Certain officers and directors of the Company and its Subsidiaries have also granted Mr. Morton a proxy to vote on all matters. See "Certain Relationships and Related Transactions—Voting Agreement" for a description of this proxy. By virtue of these proxies and his ownership of our Common Stock, Mr. Morton currently has the ability to cast 66.7% (68.8% if all options exercisable within 60 days in which Mr. Morton has a beneficial interest are counted) of our shareholder votes on most matters.

(4)
To the Company's knowledge, Three Cities Holdings Limited has sole power to vote (subject to the proxy described in note (3) above) and shared power to dispose of 851,456 shares of Common Stock that are owned of record by the following group of investors (the "Investor Group"): Terbem Limited (373,244 shares—8.0%), TCRI Offshore Partners CV (248,393 Shares—5.3%), Bobst Investment Corp. (59,961 shares—1.3%), and TCR International Partners, LP (168,858 shares—3.6%). Each member of the Investor Group is an investment vehicle established for the purpose of investing in securities of other enterprises in various parts of the world, and the Investor Group acquired the shares of Common Stock as participants in an equity portfolio fund managed by Three Cities Holding Limited. Three Cities Holdings Limited is the parent company of Three Cities Research, Inc.

(5)
Does not include 136,722 shares (2.9%) of the Common Stock owned, to the Company's knowledge, by Quilvest American Equity, an indirectly owned investment subsidiary of Quilvest, a Luxembourg holding company whose shares are traded on the Paris and Luxembourg Stock Exchanges. The 136,722 shares of Common Stock consist of 122,886 shares of Class A common stock and 13,836 shares of Class B common stock. These shares of Common Stock were assigned by members of the Investor Group to Quilvest American Equity and are subject to Mr. Morton's proxy granted by Three Cities Holdings Limited and its affiliates as well as certain restrictions on transferability and conversion. See "Certain Relationships and Related Transactions—Shareholders Agreement" for a description of this proxy and the related shareholders agreement. Two of the directors of Quilvest and members of their extended families are significant shareholders of Three Cities Holdings Limited. In addition, one of the directors of Quilvest is the chief executive officer of Three Cities Holdings Limited. Three Cities Holdings Limited does not have any power to vote or dispose of the shares of Common Stock owned by Quilvest American Equity.

(6)
These shares are subject to the proxy or voting agreement described in "Certain Relationships and Related Transactions—Voting Agreement."

(7)
Includes 800 shares and options currently exercisable for 4.167 shares. Mr. Harrison's shares that are now outstanding and those that would be issued upon the exercise of his options are or will become subject to the proxy described in "Certain Relationships and Related Transactions—Voting Agreement." Mr. Harrison, age 51, became Vice President of Finance on February 3, 2003. From January 1, 2000, until assuming his current position, he served as our Director of Finance and from January 15, 1998 until December 31, 1999, he was a corporate analyst for the Company. Prior to joining us, Mr. Harrison was the chief financial officer of ROHN Division of UNR Industries.

(8)
Includes 61,197 shares and options currently exercisable for 66,573 shares. The shares now outstanding and those issuable upon the exercise of options are or will be subject to the proxy described in "Certain Relationships and Related Transactions—Voting Agreement."

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides certain summary information concerning compensation of the Company's executive officers.

		Annual Compensation				Long-Term Compensation
						Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation		Restricted Stock Award(s)($)	Securities Underlying Options/ SARs(#)		LTIP Payouts ($)	All Other Compensation ($)
William D. Morton Chairman, Chief Executive Officer And President	2002 2001 2000	$340,200 324,000 308,700	$0 0 50,000	$16,531 15,178 15,050	(1) (3) (5)	0 0 0	0 0 0		0 0 0	$22,287 19,968 19,806	(2) (4) (6)
Daryl R. Lindemann Secretary (7)	2002 2001 2000	150,000 110,000 105,000	0 12,245 47,000	4,119 2,516 7,174	(8) (10) (12)	0 0 0	12,500 0 20,000		0 0 0	1,015 1,183 687	(9) (11) (13)
Thomas Lauerman Vice President of Finance and Treasurer (14)	2002 2001 2000	150,000 110,000 105,000	0 20,000 80,000	262 4,400 13,083	(15) (18) (20)	0 0 0	19,000 0 20,000	(16) (16)	0 0 0	1,494 1,183 675	(17) (19) (21)

(1)
Represents (i) a tax gross up in the amount of $11,906 for imputed income related to a split dollar life insurance policy and (ii) a tax gross up in the amount $4,625 for imputed income related to a car allowance.

(2)
Represents (i) life insurance premium we paid in the amount of $1,290 (ii) imputed income in the amount of $15,122 with regard to split dollar life insurance coverage, and (iii) $5,875 of imputed income related to a car allowance.

(3)
Represents: (i) a tax gross up in the amount of $10,946 for imputed income related to a split dollar life insurance policy and (ii) a tax gross up in the amount of $4,232 for imputed income related to a car allowance.

(4)
Represents: (i) life insurance premiums we paid in the amount of $690, (ii) imputed income in the amount of $13,903 with regard to split dollar life insurance coverage, and (iii) $5,375 of imputed income related to a car allowance.

(5)
Represents: (i) a tax gross up in the amount of $10,818 for imputed income related to a split dollar life insurance policy and (ii) tax gross up in the amount of $4,232 for imputed income related to a car allowance.

(6)
Represents: (i) life insurance premiums we paid in the amount of $690, (ii) imputed income in the amount of $13,741 with respect to split dollar life insurance coverage, and (iii) $5,375 of imputed income related to a car allowance.

(7)
Mr. Lindemann, age 48, has served as our Secretary since January 1998. He became the Vice President of Finance & Support Services of Morton Metalcraft Co. on July 1, 2001, after serving as its Chief Financial Officer from January 1, 2000 to July 1, 2001. Between September 1, 1998, and January 1, 2000, Mr. Lindemann was our Vice President of Business Development and Acquisitions. During the rest of 1998 following the Merger, he served as our Vice President of Finance and Treasurer. He joined Morton Metalcraft Co. in 1990 as Vice President of Finance, Treasurer, and Secretary and held the same positions in Morton before the Merger.

(8)
Represents (i) a $3,847 payment under our variable incentive plan and (ii) a tax gross up in the amount of $272 for imputed income related to a split dollar life insurance policy.

(9)
Represents (i) a $450 life insurance premium we paid and (ii) imputed income in the amount of $565 with respect to split dollar life insurance coverage.

(10)
Represents: (i) a $2,262 payment under our variable incentive plan and (ii) a tax gross up in the amount of $254 for imputed income related to a split dollar life insurance policy.

(11)
Represents: (i) a $450 life insurance premium we paid and (ii) imputed income in the amount of $733 with respect to split dollar life insurance coverage.

(12)
Represents: (i) a $7,013 payment under our variable incentive plan and (ii) a tax gross up in the amount of $161 for imputed income related to a split dollar life insurance policy.

(13)
Represents: (i) a $450 life insurance premium we paid and (ii) imputed income in the amount of $237 with respect to split dollar life insurance coverage.

(14)
We employed Mr. Lauerman in the indicated position from August 31, 1998, to February 28, 2003.

(15)
Represents a tax gross up for imputed income related to a split dollar life insurance coverage.

(16)
These options expired after Mr. Lauerman's employment with us ended on February 28, 2003.

(17)
Represents (i) a $450 insurance premium we paid and (ii) imputed income in the amount of $544 with respect to split dollar life insurance coverage.

(18)
Represents: (i) a $4,162 payment under our variable incentive plan and (ii) a tax gross up in the amount of $238 for imputed income related to a split dollar life insurance policy.

(19)
Represents: (i) a $450 insurance premium we paid and (ii) imputed income in the amount of $733 with respect to split dollar life insurance coverage.

(20)
Represents: (i) a $12,930 payment under our variable incentive plan and (ii) a tax gross up in the amount of $153 for imputed income related to a split dollar life insurance policy.

(21)
Represents: (i) a $450 insurance premium we paid and (ii) imputed income in the amount of $225 with respect to split dollar life insurance coverage.

Option Grants in Last Fiscal Year

        The following table provides information about option grants to our executive officers in 2002:

	Individual Grants (1)
Name	Number of Shares Underlying Options Granted (#)	% of Total Options Granted to Employees	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value (1) ($)
Daryl R. Lindemann (2)	12,500	13.6%	$0.325	June 17, 2012	$1,813
Thomas D. Lauerman (2) (3)	19,000	20.7%	$0.325	June 17, 2012	$2,756

(1)
In accordance with SEC rules, we chose a variant of the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. You should not construe our use of this model as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model and its variants, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of the Class A common stock during the applicable period.

(2)
The options vest over three years and have a term of ten years. We made the following assumptions for purposes of calculating the grant date present value: a duration of ten years, volatility of 91%, annual dividend yield of 0%, and a discount rate of 6%.

(3)
Mr. Lauerman's options terminated after he left the Company's employment on February 28, 2003.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year End Option/SAR Values

        The following table provides information concerning options exercised during the fiscal year ended December 31, 2002, by each of the named executive officers and the value of unexercised options held by such executive officers on December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Options Values

			Number of Securities Underlying Unexercised Options/ SARs
					Value of Unexercised in- the-Money Options at December 31, 2002 (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William D. Morton (2)	—	—	—	—	—	—
Daryl R. Lindemann	—	—	50,739	29,167	—	—
Thomas D. Lauerman (3)	—	—	49,166	37,334	—	—

(1)
Based upon the per share closing price of the Class A common stock of $0.10 on the Nasdaq Small Cap Market on December 31, 2002, which was less than the exercise price of the options.
(2)
Mr. Morton surrendered his options for cancellation on February 4, 2003.
(3)
Mr. Lauerman's options terminated after he left our employment on February 28, 2003.

Employment Agreement

        On January 20, 1998, we entered into employment agreements with Mr. Morton and Mr. Lindemann. Mr. Morton's employment agreement provides that he will serve as our Chairman and Chief Executive Officer for an initial term of ten years and continues thereafter year to year unless and until either party gives the other six months advance written notice of termination of the employment agreement. Mr. Morton's employment agreement provided for an annual base salary in 1998 in the amount of $280,000 and a minimum increase thereafter of 5% annually.

        Under the terms of his employment agreement, Mr. Morton will:

  •
  participate in our incentive compensation plans as in effect from time to time;

  •
  be entitled to certain fringe benefits; and

  •
  participate in all employee benefit, retirement and welfare plans that we maintain and that are applicable generally to our executives;

subject to the generally applicable eligibility and other provisions. Mr. Morton's employment agreement also contains non-solicitation, confidentiality and non-supply provisions. In the event of the termination of Mr. Morton's employment:

  •
  by us for cause, as defined in his employment agreement;

  •
  by him, other than a constructive termination, as defined in his employment agreement; or

  •
  due to death or disability, as defined in his employment agreement;

Mr. Morton will receive his base salary and benefits through the date of termination. If we terminate Mr. Morton's employment for any other reason or Mr. Morton terminates it due to a constructive termination, we will pay Mr. Morton's salary, and Mr. Morton will be eligible to continue participation in all medical, dental, hospitalization, disability and life insurance plans, through:

  •
  December 31, 2007, if the termination occurs on or prior to June 30, 2007; or

  •
  six months from the date of termination if the termination occurs after June 30, 2007;

subject to the terms of his employment agreement, including continued compliance with any applicable non-solicitation, confidentiality or non-supply provisions.

        Mr. Lindemann's employment agreement provides for a three year term and continues thereafter year to year unless and until either party gives the other six months advance written notice of termination.

Mr. Lindemann's employment agreement provides for an annual base salary in 1998 of $95,000, annual raises of not less than $5,000 and an annual bonus in an amount to be determined, based on the attainment of certain performance targets. Mr. Lindemann's employment agreement entitles him to participate in all employee benefit plans, incentive plans and fringe benefits offered to our employees that are applicable generally to our employees, subject to the generally applicable eligibility and other provisions. Mr. Lindemann's employment agreement contains non-solicitation, confidentiality and non-supply provisions. Mr. Lindemann's employment agreement also provides that if his employment is terminated:

  •
  by us for cause, as defined in his employment agreement;

  •
  by him other than due to a constructive termination, as defined in his employment agreement; or

  •
  due to death or disability, as defined in his employment agreement;

Mr. Lindemann will receive his base salary and benefits through the date of termination. If we terminate Mr. Lindemann's employment without cause, as defined in his employment agreement, or if Mr. Lindemann terminates it due to a constructive termination, as defined in his employment agreement, Mr. Lindemann will receive his base salary, and will continue participation in all of our medical, dental, hospitalization, disability and life insurance plans, for six months, subject to the terms of the employment agreement, including continued compliance with any applicable non-solicitation, confidentiality or non-supply provisions.

Certain Relationships and Related Transactions

  Shareholders' Agreement

        In connection with the Merger, Mr. Morton and a group of shareholders affiliated with Three Cities Holdings Limited and certain of its affiliates (the "Three Cities Parties") entered into a shareholders' agreement. Under the shareholders' agreement, Three Cities Parties granted Mr. Morton a proxy to vote all of the Class A common stock and all of the Class B common stock owned by them. Mr. Morton's proxy covers all matters to be voted upon by our shareholders except:

  •
  the liquidation of our company;

  •
  any sale of all, or substantially all, of our assets; or

  •
  any merger or consolidation involving our company if immediately thereafter, our shareholders (including Mr. Morton) do not hold the power to vote at least 60% of the votes entitled to elect the directors of the company surviving such merger or consolidation.

In the event that:

  •
  the Three Cities Parties and certain of their affiliates are entitled to vote for any such sale, merger or consolidation described immediately above;

  •
  any member of the Three Cities Parties and certain of their affiliates who are parties to the shareholders' agreement fails to vote in favor of such transaction; and

  •
  the transaction is not approved by our shareholders;

Mr. Morton may elect to cause the Three Cities Parties to purchase all (but not less than all) of the Class A common stock and Class B common stock then owned by Mr. Morton and his affiliates for a purchase price equal to fair market value of the assets he would have received in such proposed transaction. If Mr. Morton would have retained any stock in the proposed transaction, then the purchase price for such stock will be equal to the fair market value of such stock.

        Mr. Morton's proxy will terminate upon the earliest of the following dates or events:

  •
  January 20, 2008;

  •
  Mr. Morton's death or disability, as defined in his employment agreement;

  •
  termination of Mr. Morton's employment with us, other than a constructive termination, as defined in his employment agreement;

  •
  termination of Mr. Morton's employment by us for cause, as defined in his employment agreement; or

  •
  if Mr. Morton's ownership of Class A common stock falls below 1,096,425 shares, including for this purpose shares issuable upon conversion or exercise, as adjusted to reflect stock splits.

        The shareholders' agreement also includes the following restrictions on transfers of our stock:

  •
  the Three Cities Parties, Mr. Morton and certain of their respective affiliates will not transfer, or convert into shares of Class A common stock, any shares of Class B common stock owned as of January 20, 1998, until the earlier of ten years after January 20, 1998, or the termination of Mr. Morton's proxy; and

  •
  the Three Cities Parties, Mr. Morton and certain of their respective affiliates will not purchase additional shares of Class A common stock or Class B common stock without the approval of both the other party and our Board of Directors.

This limitation does not apply to the purchase of shares by Mr. Morton and certain of his affiliates pursuant to options owned by Mr. Morton immediately after the Merger or issued to Mr. Morton pursuant to our 1997 Stock Option Plan.

        The shareholders' agreement also contains the following restrictions on transfers of Class A common stock: neither the Three Cities Parties nor Mr. Morton nor certain of their respective affiliates can transfer any shares of Class A common stock without complying with the following procedure and requirements:

  •
  prior to making any such transfer, the Three Cities Parties, Mr. Morton and certain of their respective affiliates must give notice to the other group of its intention to make such sale and state the amount of shares proposed to be transferred;

  •
  if the recipient of the transfer notice does not notify the sender of the transfer notice of its intention to also sell shares of Class A common stock, the sender of the transfer notice can sell such shares in an amount up to a number agreed to by the parties pursuant to the shareholders' agreement; and

  •
  if the recipient of the transfer notice notifies the sender of the transfer notice that it also intends to transfer shares of Class A common stock, both groups can transfer Class A common stock up to each group's respective agreed upon number.

Any transfers made pursuant to this provision must be concluded within 60 days of the date that the transfer notice is provided. The parties to the shareholders' agreement agreed that the limitation on the number of shares either group could sell would be calculated as follows:

  •
  if the maximum sale number (which equals the number of shares of Class A common stock that can be sold without causing a "change in ownership," as defined in section 283 of the Internal Revenue Code of 1986, as amended) is less than the number of shares of Class A common stock owned by the Three Cities Parties and certain of their affiliates and Mr. Morton and certain of his affiliates, each group shall be permitted to sell a number of shares equal to its pro rata share of the maximum sale number, based upon each group's ownership of the outstanding number of shares of Class A common stock at the time;

  •
  if the maximum sale number is greater than the number of shares of Class A common stock owned by the Three Cities Parties and certain of their affiliates and Mr. Morton and certain of his affiliates; in the case of the Three Cities Parties and certain of their affiliates, the number of shares they can sell equals the number of shares of Class A common stock owned by them at such time;

    and in the case of Mr. Morton and certain of his affiliates, the number of shares they can sell equals the maximum sale number minus the number of shares of Class A common stock owned by them at such time.

For purposes of any calculation made under these provisions, the number of shares of Class A common stock owned by Mr. Morton and certain of his affiliates is deemed to be 418,990 shares less any such shares sold by Mr. Morton and certain of his affiliates after the effectiveness of the Merger but not less than zero. The permitted number for Mr. Morton and certain of his affiliates may exceed 418,990 under this calculation.

  Voting Agreement

        Commencing January 20, 1998, and at later dates Mr. Morton entered into voting agreements with certain directors and current and former officers of our company and our subsidiaries. This group currently includes Mr. Broling, Mr. Mealy, Mr. Lindemann, and all officers of our subsidiaries who own shares of Class A common stock or hold options to purchase Class A common stock, as well as several officers who have left the employment of the Company. Under the voting agreement, these individuals granted Mr. Morton an irrevocable proxy to vote their shares of Class A common stock (including shares subsequently obtained upon the exercise of options) on all matters presented to our shareholders for a vote. We expect that future options granted to our officers and officers of our subsidiaries will be subject to this voting agreement. The proxy terminates upon the earliest of:

  •
  January 20, 2008;

  •
  Mr. Morton's death or disability, as defined in his employment agreement;

  •
  Mr. Morton's terminating his employment with us, other than a constructive termination, as defined in his employment agreement; or

  •
  our termination of Mr. Morton's employment for cause, as defined in his employment agreement.

The voting agreement currently applies to 558,576 outstanding shares of Class A common stock and options to purchase 1,058,935 shares of Class A common stock, of which 349,220 are currently exercisable or become exercisable within 60 days.

  Engagement of First Union Securities, Inc.

        On November 3, 2000, the Company entered into an agreement with First Union Securities, Inc. ("FUSI"), now known as Wachovia Securities, Inc., under which FUSI acted as the Company's exclusive financial advisor with respect to possible debt or equity financings, or recapitalizations. On March 6, 2002, the Company and FUSI terminated the agreement without concluding any financing or recapitalization. Mark Mealy, a director of the Company, is a Managing Director of FUSI. Under the agreement, the Company was to pay FUSI an initial financial advisory fee of $50,000 and reimburse its costs and expenses. FUSI would have received additional fees if a financing or recapitalization had occurred. FUSI (now Wachovia Securities, Inc.) did not receive any fees in 2002.

Stock Performance Graph

        The following graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock during the five years ended December 31, 2002, with the cumulative total return on the Nasdaq Stock Market and on Nasdaq non-financial stocks. The Comparison assumes $100 was invested on December 31, 1997, in the Company's publicly traded common stock and in each of the two indices and assumes the reinvestment of dividends.

Compensation Committee Interlocks and Insider Participation

        Mr. Fred Broling and Mr. Mark Mealy served on the Compensation and Stock Option Committee of the Board of Directors during 2002. Neither is or has served as a Company officer.

Report on Executive Compensation by Representatives
of the Compensation and Stock Option Committee

        This Report of the Compensation and Stock Option Committee covers the following topics:

  •
  The role of the Committee in the Company's executive compensation program

  •
  Executive compensation principles

  •
  Components of the compensation program

  •
  Compensation of the Chief Executive Officer

Role of the Compensation and Stock Option Committee

        During 2002, two non-employee directors served on the Committee: Mr. Broling and Mr. Mealy. (Mr. Mealy joined the committee in March 2002 after Mr. Alfred Glancy III resigned from the Board of Directors.) The Committee reviews overall compensation principles annually. This review includes each element described below and an assessment of the overall effectiveness of the program. The Committee examines, establishes, and modifies the individual compensation levels of the Company's executive officers. The Committee also administers the Company's stock option plan and awards options under it.

Executive Compensation Principles

        The Company's compensation program is intended to motivate and retain the key talent it needs to be a market leader in its industry. The committee's primary goal is to develop and administer a compensation program that will support the Company's strategy of pursuing growth through manufacturing excellence, customer satisfaction, acquisitions, and internal growth. Guiding our development of the compensation program is the desire to obtain superior short term performance from the Company's executive officers by aligning their cash compensation with the annual performance of the Company. We also seek to foster the long-term development of the Company and growth in shareholder value through the award of stock options.

Components of the Compensation Program

        The components of our compensation program are:

  •
  Base salary

  •
  Short term bonus and other incentives

  •
  Long term incentives

1.    Base Salary

        Base salaries for our executive officers other than the Chief Executive Officer are based upon amounts set in employment agreements or terms of employment and increase $5,000 each year. The base salary amounts are those that we, with the advice of the Chief Executive Officer, believe are sufficient to attract and retain qualified persons.

2.    Short Term Bonus and Other Incentives

        We will use the annual bonus component of incentive compensation to align our executive officers' pay with short-term (annual) performance of the Company. We will also use bonus payments to recognize and encourage outstanding individual performance. We intend to set Company performance targets and individual performance goals that will guide us in determining the amount of the bonuses. In 1998 we implemented a special compensation program under which our executive officers will receive monthly, quarterly or annual bonuses based on the Company's EBITDA performance (earnings before interest, taxes, depreciation, and amortization) which must be in excess of 95% of the Company's EBITDA target for the year. The Company did not pay any such bonuses for 2002. We plan to continue this program in 2003.

        Our executive officers other than the Chief Executive Officer also participate in the Company-wide variable incentive plan. Under this plan most of the Company's employees receive payments based upon the Company's attaining monthly performance goals.

3.    Long Term Incentives: Stock Options

        We use grants under the Company's stock option plan to strengthen the linkage between executive compensation and shareholder return, provide additional incentives to executive officers tied to the growth of the stock price over time, and encourage continued employment with the Company and its subsidiaries. The options generally have a term of ten years and become exercisable over three years and the exercise price is the market price for the Company's Class A common stock on the date of the option grant. We will base option awards on the individual executive officer's scope of responsibility, the Company's performance, and our subjective evaluation of the individual's performance. We will not attach specific weight to these factors. We may also assist management in attracting new officers by including options in the compensation package that the Company offers.

        In 2002, we granted options to purchase 31,500 shares of Class A Common Stock at an exercise price of $0.325 per share to two of our executive officers.

Compensation of the Chief Executive Officer

        In 2002, the Company's most highly compensated executive officer was William D. Morton, the Company's Chairman, Chief Executive Officer, and President. Mr. Morton and the Company entered into an employment agreement on January 20, 1998, that set his base compensation for 1998 at $280,000. That base amount increases a minimum 5% per year during the term of the contract. We review Mr. Morton's contract annually for potential cost of living and performance adjustments. We have not made any such adjustments since the inception of the contract. For additional information about Mr. Morton's employment agreement, see page 8 of this proxy statement.

        Unlike all other employees, Mr. Morton does not participate in the Company's variable incentive plan. He did not receive a bonus for 2002, and we did not grant any options to Mr. Morton in 2002.

Respectfully submitted,

Fred W. Broling
Mark W. Mealy

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Except as provided below, the Company is not aware of any executive officer, director or ten percent shareholder who failed to file on a timely basis any report required to be filed by Section 16(a) of the Securities Exchange Act of 1934. As a result of a misunderstanding of reporting responsibilities, Mr. Broling, Mr. Mealy, Mr. Lauerman and Mr. Lindemann did not timely report grants of stock options they received in June, 2002. These individuals have now reported or will promptly report these option grants and the Company has implemented a centralized Section 16(a) reporting system.

RATIFICATION OF THE SECTION OF AUDITORS
(Item 2 on the Proxy Card)

        The Board of Directors proposes and recommends that the shareholders ratify its selection of the firm of KPMG LLP as independent auditors for the Company for 2003. In accordance with the Company's practice, a member of that firm will attend the Annual Meeting and have an opportunity to make a statement if he desires to do so and to respond to appropriate questions which may be asked by shareholders. If shareholders holding at least a majority of the voting power of the Common Stock are present at the meeting, the vote of a majority of that voting power will ratify the appointment of our auditors. Mr. Morton has advised us that he will vote the shares he votes in favor of the ratification of the appointment of KPMG LLP. Mr. Morton's vote assures the ratification of the appointment of KPMG LLP.

Audit Fees

        KPMG billed the Company aggregate fees of approximately $294,000 and $437,000 for professional services provided for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2002 and 2001 respectively, and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of these fiscal years.

Audit-Related Fees

        During the fiscal year ended December 31, 2002, KPMG billed the Company $105,000 for its audit-related services in connection with the Company's inquiry into the accounting practices of its Morton Custom Plastics, LLC, subsidiary. The Company subsequently sold that subsidiary's assets in December 2002. During the fiscal year ended December 31, 2001, KPMG did not bill the Company for any audit-related services. Audit-related fees are those that are reasonably related to the performance of the audit or review of our financial statements that are not included in the audit fees disclosed above.

Tax Fees

        KPMG billed the Company aggregate fees of $79,000 and $71,000 for tax services provided in the fiscal years ended December 31, 2002 and 2001, respectively. These fees resulted primarily from the preparation of the Company's tax returns for the fiscal years ended December 31, 2001 and 2000, and assistance with sales tax recoveries and advice about employee payroll tax matters. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of KPMG's independence.

All Other Fees (Including Financial Information Systems Design and Implementation Fees)

        During the fiscal years ended December 31, 2002 and 2001, the company did not engage KPMG to perform any services other than the audit, audit-related, and tax services described above.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board has two members, each of whom is "independent" as NASD Rule 4200(a)(14) defines such term. The Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter that was approved by the Board of Directors.

        Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit and expressing an opinion on the conformity of the Company's consolidated financial statements with generally accepted accounting principles.

        In connection with these responsibilities, the Audit Committee met with the Company's management and independent accountants to review and discuss the Company's December 31, 2002, financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's review and discussions with management and the independent accountants discussed above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE

                      Fred W. Broling
                      Mark W. Mealy

MISCELLANEOUS

        Solicitation of Proxies.    We will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. Since Mr. Morton controls a majority of the votes to be cast at the meeting, we do not expect to incur significant costs for proxy solicitation. We will request that banks, brokerage houses and other institutions, nominees and fiduciaries forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

        Incorporation by Reference.    The Report on Executive Compensation appearing at pages 12 to 14, the Stock Performance Graph on page 12 of this Proxy Statement, and the information about audit fees and the Report of the Audit Committee on pages 15 and 16 of this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate the reports or graph by reference and neither the reports nor the graph shall otherwise be deemed filed under such Acts.

        Next Annual Meeting and Deadline for Submitting Shareholder Proposals.    The Bylaws provide that the Annual Meeting of our Shareholders will be held on the fourth Thursday of May in each year unless otherwise determined by the Board of Directors.

        To be considered for inclusion in next year's annual meeting proxy statement, shareholder proposals must arrive at our offices no later than the close of business on January 8, 2004. Proposals should be addressed to Daryl Lindeman, Secretary, Morton Industrial Group, Inc., 1021 West Birchwood, Morton, Illinois 61550.

        For any proposal that is not submitted for inclusion in next year's annual meeting proxy statement, but is instead sought to be presented directly at the 2004 annual meeting, SEC rules permit the directors to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 23, 2004, and advises shareholders in the 2004 annual meeting proxy statement about the nature of the matter and how the directors intend to vote on such matter, or (ii) does not receive notice of the proposal prior to the close of business on March 23, 2004. Notices of intention to present proposals at the

2004 annual meeting should be addressed to Daryl Lindeman, Secretary, Morton Industrial Group, Inc., 1021 West Birchwood, Morton, Illinois 61550.

        If you do not expect to attend the Annual Meeting in person, we urge you to sign, date and return the enclosed proxy in the envelope provided. Please mail your proxy promptly, no matter how large or how small your holdings may be.

        Form 10-K. Copies of our Annual Report on Form 10-K for the year ended December 31, 2002, and its exhibits are available without charge upon request to our Secretary, 1021 West Birchwood, Morton, Illinois 61550.

By Order of the Board of Directors,

Daryl R. Lindemann Secretary

APPENDIX A

Voting Rights of Class A common stock
and Class B common stock

        Holders of shares of Class A common stock and Class B common stock generally vote as a single class on all matters submitted to a vote of the shareholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to the number of votes determined as described below. (In cases where the vote could adversely affect the rights of holders of the Class A common stock or holders of the Class B common stock, the two classes vote separately.) Each share of Class B common stock is entitled to the number of votes, which will fluctuate from time to time, to ensure that the aggregate votes of the Class A common stock and Class B common stock available to be cast by each Affiliated Group (as defined at the end of this paragraph) that is the holder of Class B common stock will be equal to 24% of the total votes available to be cast by all holders of Common Stock, regardless of class. The shares of Class B common stock are currently held by two separate Affiliated Groups resulting in a total of 48% of the voting power of all Common Stock being controlled by these Affiliated Groups by virtue of the special voting rights of the Class B common stock. The Affiliated Groups are:

  •
  the TCR Affiliated Group (composed of the shareholders identified in notes 3 and 4 of "Principal Shareholders of the Company")

  •
  William D. Morton, entities controlled by him, and/or members of his immediate family.

        The voting power of the individual shares of Class B common stock with respect to each Affiliated Group is determined as of the record date for each shareholders meeting. Currently, each share of Class B common stock has 3.23530 votes. The maximum number of votes that a share of Class B Common Stock may have is ten.

        For purposes of calculating the number of votes per share attributable to the Class B common stock, certain shares of Class A common stock (the "Designated Shares") owned by each Affiliated Group (other than approximately 395,990 shares of Class A common stock held by Mr. Morton) will be aggregated with the votes attributable to the Class B common stock to ensure that such Affiliated Group has 24% of the Company's outstanding voting power with respect to its Designated Shares and Class B common stock. If an Affiliated Group owns Class A common stock in addition to its Designated Shares, the Affiliated Group may also vote such additional Class A common stock, resulting in the Affiliate Group's having voting power in excess of 24%. Each Affiliated Group currently owns 888,000 Designated Shares plus additional shares of Class A common stock.

        If an Affiliated Group sells or transfers any of its Designated Shares to persons outside that Affiliated Group, the votes per share of the Class B common stock will increase for that Affiliated Group. Any shares of Class A common stock that a member of an Affiliated Group transfers will generally be deemed to reduce Designated Shares, thus increasing the votes per share attributable to the Class B common stock by an amount sufficient to maintain the voting power of the Affiliated Group at 24% of the votes eligible to be cast at any meeting of shareholders. In general, if an Affiliated Group acquires additional shares of Class A common stock after the date of the Merger, those shares will not be Designated Shares, unless Designated Shares have previously been transferred, in which case such newly acquired shares will be Designated Shares until the Affiliated Group's Designated Shares equals 888,000.

        Conversions of shares of Class B common stock into shares of Class A common stock and transfers of Class B common stock will reduce, on a pro rata basis, the guaranteed percentage vote to which the selling Affiliated Group is entitled by reason of its ownership of its then remaining shares of Class B common stock.

ANNUAL MEETING OF SHAREHOLDERS OF

MORTON INDUSTRIAL GROUP, INC.

June 10, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three directors to serve for one year terms until the Annual Meeting of Shareholders in 2004:

NOMINEES
	☐	FOR ALL NOMINEES	☐ ☐	William D. Morton Fred W. Broling
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Mark W. Mealy
	☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as independent auditors for the company for 2003.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Morton Industrial Group, Inc. Annual Meeting that is incidental to the conduct thereof and any adjournment or postponement thereof.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Morton Industrial Group, Inc. Annual Meeting and any adjournment or postponements therefor.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

 MORTON INDUSTRIAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS
JUNE 10, 2003

        The undersigned hereby appoints Daryl R. Lindemann and Brian L. Geiger, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") of Morton Industrial Group, Inc., to be held at The Carolina Inn, 212 Pittsboro Street, Chapel Hill, North Carolina 27516, on June 10, 2003, at 10:00 a.m., local time, and at any adjournment or postponement of the Morton Industrial Group, Inc. Annual Meeting, all of the shares of Common Stock ($.01 par value) of Morton Industrial Group, Inc. standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MORTON INDUSTRIAL GROUP, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

QuickLinks

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS June 10, 2003
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
PRINCIPAL SHAREHOLDERS OF THE COMPANY
EXECUTIVE COMPENSATION
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Options Values
Report on Executive Compensation by Representatives of the Compensation and Stock Option Committee
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF THE SECTION OF AUDITORS (Item 2 on the Proxy Card)
Report of the Audit Committee of the Board of Directors
MISCELLANEOUS
APPENDIX A Voting Rights of Class A common stock and Class B common stock
ANNUAL MEETING OF SHAREHOLDERS OF MORTON INDUSTRIAL GROUP, INC. June 10, 2003